EXHIBIT 99.11

Green Innovations Ltd. Signs Exclusive Brokerage Agreement with Perfetti Sales & Marketing, Inc.

MIAMI, Jan. 8, 2013 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has executed an exclusive brokerage agreement (the "Agreement") with Perfetti Sales & Marketing, Inc. of Countryside, Illinois.  Under terms of the Agreement, Perfetti Sales & Marketing will exclusively represent various Green Hygienics products in the State of Illinois.

"We are very pleased to partner with Green Hygienics and lead the distribution of their innovative product line throughout the State of Illinois," stated Michael Perfetti, President of Perfetti Sales & Marketing.  "Green Hygienics products are among the best in their class and we feel that we are positioning ourselves with a future industry leader.  I anticipate significant interest from our retail distribution network."

Perfetti Sales & Marketing has over 28 years' experience as an independent wholesale product broker.  Perfetti has worked with well-known retailers such as Walgreens, Albi, Costco, EB Brown, Central Grocers, and many more.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods.  The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements".  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, specially the anticipation of significant interest from the Perfetti retail distribution network.  The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words.  The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information.  Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations").  The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements.  Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs.  The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.